Exhibit No. 5

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 · 788 · 8200 FAX 804 · 788 · 8218
FILE NO: 54587.000148

May 27, 2015

Altria Group, Inc.
6601 West Broad Street
Richmond, Virginia 23230

Altria Group, Inc.
Registration Statement on Form S-8
2015 Performance Incentive Plan
2015 Stock Compensation Plan for Non-Employee Directors

Ladies and Gentlemen:
We have acted as special counsel to Altria Group, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register an aggregate of 41,000,000 shares of the Company’s common stock, par value $0.33 1/3 per share (the “Shares”), (1) 40,000,000 of which are issuable pursuant to the 2015 Performance Incentive Plan (the “2015 Incentive Plan”) and (2) 1,000,000 of which are issuable pursuant to the 2015 Stock Compensation Plan for Non-Employee Directors (the “2015 Non-Employee Director Plan”), as referenced in the Registration Statement. The 2015 Incentive Plan and the 2015 Non-Employee Director Plan are collectively referred to herein as the “Plans.”
This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.
We have examined originals or reproductions or certified copies of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary for the purpose of rendering this opinion, including, among other things, (i) the Company’s Amended and Restated Articles of Incorporation, (ii) the Company’s Amended and Restated Bylaws, (iii) the resolutions of the Company’s Board of Directors approving the Plans and authorizing registration and the issuance of the Shares, (v) the Plans and (vi) the Registration Statement.
For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON
www.hunton.com

Altria Group, Inc.
May 27, 2015

the originals of such documents, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the due authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).
We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.
Based upon the foregoing and the further qualifications stated below, we are of the opinion that:
1.    The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.
2.    The Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the applicable Plan and any award agreement entered into thereunder, the Shares will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. By giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.
Very truly yours,

/s/ Hunton & Williams LLP